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                                                                  EXECUTION COPY

                           TENDER AND VOTING AGREEMENT


     TENDER AND VOTING AGREEMENT, dated as of October 13, 2000 (the "AGREEMENT"), by and among Convergent Holding Corporation, a Delaware corporation ("PARENT"), Convergent Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("PURCHASER"), Schlumberger Technology Corp., a Texas corporation ("STC"), and the stockholders of Convergent Group Corporation, a Delaware corporation (the "COMPANY"), whose names appear on
Schedule I hereto (collectively, the "MAJOR STOCKHOLDERS").

                              W I T N E S S E T H:

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "MERGER AGREEMENT"), which provides for, upon the terms and subject to the conditions set forth therein,
(i) the commencement by Purchaser of a tender offer (the "OFFER") for all of the issued and outstanding shares of common stock, par value $0.001 per share, of the Company (the "COMPANY COMMON STOCK"), and (ii) the subsequent merger of Purchaser with and into the Company and the Company being the surviving corporation (the "MERGER");

     WHEREAS, as of the date hereof, each Major Stockholder owns beneficially the number of shares of Company Common Stock set forth opposite such Major Stockholder's name on Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Major Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Major Stockholder's "SHARES");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that the Major Stockholders enter into this Agreement; and

     WHEREAS, in order to induce Parent and Purchaser to enter into the Merger Agreement, the Major Stockholders are willing to enter into this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                       TRANSFER AND VOTING OF SHARES; AND
                    OTHER COVENANTS OF THE MAJOR STOCKHOLDERS

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     Section 1.1 VOTING OF SHARES. From the date hereof until the termination of this Agreement pursuant to Section 5.3 hereof (the "TERM"), at any meeting of the stockholders of the Company, however called, and in any action by consent of the stockholders of the Company, each Major Stockholder shall vote its Shares
(i) in favor of the Merger and the Merger Agreement (as amended from time to time pursuant to the terms thereof; (ii) against any Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Amended and Restated Certificate of Incorporation or Amended By-Laws, which in the case of each of the matters referred to in this clause (ii) could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated and
(iii) in favor of any other matter necessary for consummation of the Transactions which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including the ability for Purchaser or its nominees to vote such Shares directly.

     Section 1.2 PROXY. Each Major Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Major Stockholder's Shares and constitutes and appoints Purchaser and Parent, or any nominee of Purchaser and Parent, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its "PROXY"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to, and as specified in, Section 1.1 (if permitted under the Company's Amended and Restated Certificate of Incorporation or By-Laws) and to vote each of such Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the stockholders of the Company, including the right to sign its name (as stockholder) to any consent, certificate or other document relating to the Company that the laws of the state of Delaware may permit or require with respect to any matter referred to in
Section 1.1. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

     Section 1.3 NO PROXIES FOR OR ENCUMBRANCES ON MAJOR STOCKHOLDER SHARES. Except pursuant to the terms of this Agreement or the Tender Documents (as defined in Section 2.1(b)) during the Term, such Major Stockholder shall not, without the prior written consent of Purchaser, directly or indirectly, (i) grant any proxies (other than proxies relating to the election of management's slate of directors at an annual meeting of the Company's Major Stockholders, and other routine matters which would not require the filing of a preliminary proxy statement under Rule 14a-6(a) of the Exchange Act) or enter into any voting trust or other agreement or arrangement with respect to the voting of any such Major Stockholder's Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any such Major Stockholder's Shares.

     Section 1.4 WAIVER OF APPRAISAL RIGHTS. Each Major Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.

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     Section 1.5 STOP TRANSFER. During the Term, no Major Stockholder shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Major Stockholder's Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Article III hereof).

     Section 1.6 NOTIFICATION. Each Major Stockholder will promptly, but in any event within 24 hours, notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by such Major Stockholder, and each Major Stockholder will promptly, but in any event within 24 hours, communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive which could reasonably be expected to lead to an Acquisition Proposal (and will immediately provide to Parent copies of any written materials received by it in connection with such proposal, discussion, negotiation or inquiry) and the identity of the Person making such proposal or inquiry or engaging in such discussion or negotiation. Notwithstanding anything in this Agreement or the Merger Agreement to the contrary, the provisions of this
Section 1.6 and the provisions of Section 6.4 of the Merger Agreement in so far as such provisions may be applicable to GS Private Equity Partners II, L.P., GS Private Equity Partners II Offshore, L.P., GS Private Equity Partners III, L.P., GS Private Equity Partners III Offshore, L.P., and NBK/GS Private Equity Partners, L.P. (collectively, the "GS Stockholders") are intended to and shall apply only to the GS Stockholders and not to any Affiliates thereof (including without limitation, Goldman Sachs & Co. and its Affiliates other than the GS Stockholders) or any of their officers, directors, employees, agents or representatives.

                                  ARTICLE II.

                                  TENDER OFFER

     Section 2.1 TENDER OF SHARES.

          (a) Each Major Stockholder hereby agrees, pursuant to the terms and subject to the conditions set forth herein, to tender (or cause the record owner of such Shares to validly tender) for payment in the Offer (which must be made pursuant to the terms and subject to the conditions set forth in the Merger Agreement) all Shares currently owned by such Major Stockholder as set forth on
Schedule I hereto and any additional Shares acquired by such Major Stockholder (whether by purchase or otherwise) after the date of this Agreement (such "MAJOR STOCKHOLDER'S SHARES" and, collectively, the "MAJOR STOCKHOLDERS SHARES"); PROVIDED, HOWEVER, that notwithstanding the foregoing, Cinergy shall tender 50% of its Shares as set forth on Schedule I hereto. Parent and Purchaser acknowledge that the Major Stockholder's obligations to sell such Shares to Purchaser is conditioned on Purchaser's acceptance and payment for Shares of Company Common Stock in the Offer.

          (b) Not later than two (2) days prior to the initial Expiration Date of the Offer (and within five business days of any acquisition by each Major Stockholder of any additional Shares), each Major Stockholder shall, as appropriate, deliver to the exchange agent (the "EXCHANGE AGENT") designated in the Offer (i) a letter of transmittal with respect to such Major Stockholder's Shares complying with the terms of the Offer together with instructions directing the Exchange Agent to make payment for such Shares directly to the Major Stockholder, (ii) a

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certificate or certificates representing such Major Stockholder's Shares and
(iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer (such documents in clauses (i) through (iii) collectively being hereinafter referred to as the "TENDER DOCUMENTS"), and/or (iv) instruct its broker or such other person who is the holder of record of any Shares Beneficially Owned (as defined below) by such Major Stockholder to tender such Shares for exchange in the Offer pursuant to the terms and conditions of the Offer.

          (c) During the Term, no Major Stockholder shall withdraw any tender effected in accordance with Section 2.1(b).

     Section 2.2 DISCLOSURE.

          (a) Each Major Stockholder hereby authorizes Parent and Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's Major Stockholders is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of the Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

                                  ARTICLE III.

            REPRESENTATIONS AND WARRANTIES OF THE MAJOR STOCKHOLDERS

     Each Major Stockholder hereby represents and warrants to Parent and Purchaser as follows:

     Section 3.1 DUE AUTHORIZATION, ETC. Such Major Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Purchaser and Parent as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Purchaser and Parent as Major Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Major Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Major Stockholder and constitutes a legal, valid and binding obligation of such Major Stockholder, enforceable against such Major Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting creditor rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Major Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Major Stockholder of the transactions contemplated hereby.

     Section 3.2 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by such Major Stockholder does not, and the performance of this Agreement by such Major Stockholder will not, (i) conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar documents relating to the respective Major Stockholder, (ii) conflict with or

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violate any law applicable to such Major Stockholder or by which such Major
Stockholder or any of such Major Stockholder's properties is bound or affected or (iii) except as set forth on SCHEDULE 3.2 hereto, result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Major Stockholder, including, without limitation, such Major Stockholder's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Major Stockholder is a party or by which such Major Stockholder or any of such Major Stockholder's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such material breaches, defaults or other occurrences that would not prevent or delay the performance by such Major Stockholder of such Major Stockholder's obligations under this Agreement.

          (b) Except as set forth on SCHEDULE 3.2 hereto, the execution and delivery of this Agreement by such Major Stockholder does not, and the performance of this Agreement by such Major Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Major Stockholder of such Major Stockholder's obligations under this Agreement.

     Section 3.3 VALID TITLE. Such Major Stockholder is the sole, true, lawful and beneficial owner of such Major Stockholder's Shares with no restrictions on such Major Stockholder's voting rights or rights of disposition pertaining thereto, except for any such restrictions contemplated herein and except as set forth on SCHEDULE 3.3 hereto. None of such Major Stockholder's Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. None of such Major Stockholder's Shares is subject to any adverse claims, liens, charges, encumbrances, security interests or other restrictions on transfer.

     Section 3.4 TOTAL SHARES. Each Major Stockholder is the record and Beneficial Owner of the number of Shares set forth next to such Major Stockholder's name on Schedule I hereto. Except with respect to Cinergy, such Shares constitute all of the Shares owned of record or Beneficially Owned by such Major Stockholder as of the date hereof. Except as set forth on Schedule I hereto, neither such Major Stockholder nor any beneficial owner or owners of such Major Stockholder's Shares own any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company. Except as set forth on SCHEDULE 3.4 hereto, each Major Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Articles I and II of this Agreement, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares beneficially owned by such Major Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. The terms "BENEFICIALLY OWN", "BENEFICIALLY OWNED", "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER" with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.

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     Section 3.5 NO FINDER'S FEES. Except for Morgan Stanley Dean Witter &
Company, whose fee arrangements are disclosed in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Major Stockholder. Such Major Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES OF
                            PARENT, PURCHASER AND STC

     Parent, Purchaser and STC hereby, jointly and severally, represent and warrant to the Major Stockholders as follows:

     Section 4.1 DUE ORGANIZATION, AUTHORIZATION, ETC. Purchaser, Parent and STC are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation. Purchaser, Parent and STC have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of STC, Parent and Purchaser have been duly authorized by the boards of directors of each of STC, Parent and Purchaser, by STC as the sole stockholder of Parent, and by Parent as the sole stockholder of Purchaser, and no other corporate action on the part of STC, Parent or Purchaser is necessary to authorize the execution and delivery by STC, Parent and Purchaser of this Agreement. This Agreement has been duly executed and delivered by each of Purchaser, Parent and STC and constitutes a legal, valid and binding obligation of each of Purchaser, Parent and STC, enforceable against Purchaser, Parent and STC in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

     Section 4.2 NO CONFLICTS; REQUIRED FILINGS AND CONSENTS.

          (a) The execution and delivery of this Agreement by Purchaser, Parent and STC does not, and the performance of this Agreement by Purchaser, Parent and STC will not, (i) conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar documents relating to the respective party, (ii) conflict with or violate any law applicable to Purchaser, Parent and STC or by which Purchaser, Parent and STC or any of Purchaser's, Parent's or STC's properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of Purchaser, Parent and STC, including, without limitation, Purchaser's, Parent's and STC's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license,

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permit, franchise or other instrument or obligation to which Purchaser, Parent and STC is a party or by which Purchaser, Parent or STC or any of Purchaser's, Parent's and STC's assets is bound or affected, except, in the case of clauses
(ii) and (iii), for any such material breaches, defaults or other occurrences that would not prevent or delay the performance by Purchaser, Parent and STC of Purchaser's and Parent's obligations under this Agreement.

          (b) The execution and delivery of this Agreement by Purchaser, Parent and STC does not, and the performance of this Agreement by Purchaser, Parent and STC will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Purchaser, Parent and STC of Purchaser's and Parent's obligations under this Agreement.

                                   ARTICLE V.

                                  MISCELLANEOUS

     Section 5.1 DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings ascribed to such terms in the Merger Agreement.

     Section 5.2 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the Purchaser and each Major Stockholder, in the capacity as a Major Stockholder, agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

     Section 5.3 TERMINATION. This Agreement and the proxies granted pursuant to
Section 1.2 shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of: (i) the written mutual consent of the parties hereto, (ii) the Effective Time, (iii) the termination of the Merger Agreement in accordance with its terms or (iv) March 31, 2001. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination or from any obligation pursuant to a Notice delivered on or before the date of such termination. In the event this Agreement is terminated in accordance with its terms, Purchaser shall cause each Major Stockholder's Shares to be promptly returned to such Major Stockholder.

     Section 5.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for Sections
3.3 and 3.4 which shall survive the termination of this Agreement for the applicable statute of limitations, the representations and warranties contained in this Agreement shall not survive delivery of and payment for the Major Stockholders Shares or the termination of this Agreement.

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     Section 5.5 FURTHER ASSURANCE. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     Section 5.6 CERTAIN EVENTS; SUCCESSORS. Each Major Stockholder agrees that this Agreement and such Major Stockholder's obligations hereunder shall attach to such Major Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Major Stockholder's heirs, guardians, administrators, or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

     Section 5.7 NO WAIVER. The failure of any party hereto to exercise any right, power, or remedy provided under this agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     Section 5.8 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Purchaser, to:

               Convergent Holding Corporation
               c/o Schlumberger Technology Corp.
               277 Park Avenue
               New York, New York  10172
               Attention: General Counsel
               Telephone No.: (212) 350-9100
               Telecopy No.: (212) 350-8127

               with a copy (which shall not constitute notice) to:

               Brobeck, Phleger & Harrison LLP
               370 Interlocken Boulevard
               Suite 500
               Broomfield, Colorado  80021
               Attention: Richard Plumridge
               Telephone No.: (303) 410-2014
               Telecopy No.: (303) 410-2199

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               and

          (b) If to a Major Stockholder, at the address set forth below such Major Stockholder's name on Schedule I hereto.

     Section 5.9 EXPENSES. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

     Section 5.10 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 5.11 SEVERABILITY. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

     Section 5.12 ENTIRE AGREEMENT. This Tender and Voting Agreement and the Merger Agreement, including the documents and the instruments referred to herein and therein, constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Nothing in this Tender and Voting Agreement, subject to Section 5.13, shall be construed to give any person other than the parties to this Tender and Voting Agreement or their respective successors or permitted assigns any right or remedy hereunder.

     Section 5.13 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent and such assignment shall not relieve Purchaser of any obligation under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of , and be enforceable by the parties and their respective successors and assigns.

     Section 5.14 GOVERNING LAW.

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

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          (b)  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by the Merger Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by the Merger Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUR OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.14.

     Section 5.15 AMENDMENT. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by all of the parties hereto.

     Section 5.16 WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     Section 5.17 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with

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their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties
(a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

     Section 5.18 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Purchaser and each of the Major Stockholders have caused this Agreement to be executed as of the date first written above.


                                       CONVERGENT HOLDING CORPORATION


                                       ------------------------------------
                                       By:
                                       Title:



                                       SCHLUMBERGER TECHNOLOGY CORP.


                                       ------------------------------------
                                       By:
                                       Title:



                                       CONVERGENT ACQUISITION SUB, INC.


                                       ------------------------------------
                                       By:
                                       Title:

MAJOR STOCKHOLDERS

INSIGHT CAPITAL PARTNERS III, L.P.          INSIGHT CAPITAL PARTNERS III
                                            (CAYMAN), L.P.
By: InSight Venture Associates III,         By: InSight Venture Associates III,
    L.L.C., its General Partner                 L.L.C., its General Partner

By:                                         By:
   --------------------------------            --------------------------------
Name:                                       Name:
     ------------------------------              ------------------------------
Title:                                      Title:
      -----------------------------               -----------------------------



INSIGHT CAPITAL PARTNERS III                GS PRIVATE EQUITY PARTNERS III
(CO-INVESTORS), L.P.                        OFFSHORE, L.P.

By: InSight Venture Associates III,         By: GS PEP III Offshore Advisors,
    L.L.C., its General Partner             Inc., General Partner

By:                                         By:
   --------------------------------            --------------------------------
Name:                                       Name:
     ------------------------------              ------------------------------
Title:                                      Title:
      -----------------------------               -----------------------------



GS PRIVATE EQUITY PARTNERS II, L.P.         GS PRIVATE EQUITY PARTNERS II
                                            OFFSHORE, L.P.

By: GS PEP II Advisors, L.L.C.,             By: GS PEP II Offshore Advisors,
    General Partner                             Inc., General Partner

By: GSAM Gen-Par, L.L.C., Managing
    Member

By:                                         By:
   --------------------------------            --------------------------------
Name:                                       Name:
     ------------------------------              ------------------------------
Title:                                      Title:
      -----------------------------               -----------------------------



GS PRIVATE EQUITY PARTNERS III, L.P.

By: GS PEP III Advisors, L.L.C.,
    General Partner

By: GSAM Gen-Par, L.L.C., Managing Member

By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

NBK/GS PRIVATE EQUITY PARTNERS, L.P.        CINERGY VENTURES, LLC

By: GS PEP Offshore Advisors (NBK),
    Inc., General Partner

By:                                         By:
   --------------------------------            --------------------------------
Name:                                       Name:
     ------------------------------              ------------------------------
Title:                                      Title:
      -----------------------------               -----------------------------

                                   SCHEDULE I

                               MAJOR STOCKHOLDERS


                                                                SHARES OF COMPANY COMMON STOCK
         MAJOR STOCKHOLDER                                              BENEFICIALLY OWNED
         -----------------                                      ------------------------------
InSight Capital Partners III, L.P.                                            5,696,190
c/o InSight Capital Partners
527 Madison Avenue, 10th Floor
New York, New York  10022

InSight Capital Partners III (Cayman), L.P.                                   1,411,047
c/o W.S. Walker & Company
Walker House
P.O. Box 265 GT, Mary Street
Georgetown, Grand Cayman
Cayman Islands

InSight Capital Partners III (Co-Investors), L.P.                               852,816
c/o InSight Capital Partners
527 Madison Avenue, 10th Floor
New York, New York  10022

GS Private Equity Partners II, L.P.                                             788,784.5
One New York Plaza
New York, New York  10004

GS Private Equity Partners II Offshore, L.P.                                    408,459
One New York Plaza
New York, New York  10004

GS Private Equity Partners III, L.P.                                            826,757.5
One New York Plaza
New York, New York  10004

GS Private Equity Partners III Offshore, L.P.                                   192,737.5
One New York Plaza
New York, New York  10004

NBK/GS Private Equity Partners, L.P.                                             87,451
One New York Plaza
New York, New York  10004


                                                                SHARES OF COMPANY COMMON STOCK
         MAJOR STOCKHOLDER                                              BENEFICIALLY OWNED
         -----------------                                      ------------------------------
Cinergy Ventures, LLC                                                         1,083,281
221 E. Fourth Street, Suite 30
Cincinnati, Ohio 45201

                                  SCHEDULE 3.2


     180 Day Lock-Up Agreement among the Major Stockholders and FleetBoston Robertson Stephens, Inc.

                                  SCHEDULE 3.3


     180 Day Lock-Up Agreement among the Major Stockholders and FleetBoston Robertson Stephens, Inc.